                                                                   Exhibit 10.38







                                    AGREEMENT


                                     BETWEEN


                     THE SIMMONS MANUFACTURING COMPANY, LLC


                                       AND


                       UNITED FURNITURE WORKERS OF AMERICA


                               LOCAL 262, AFL-CIO


                                  APRIL 1, 2002


                                       TO


                                  APRIL 1, 2004

                                    AGREEMENT
       UNITED FURNITURE WORKERS OF AMERICA -- LOCAL #262 A.F.L. -- C.I.O.
       ------------------------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------


                                                                        PAGE
                                                                        ----

ARTICLE I    RECOGNITION AND UNION SECURITY................................1
---------

    1.01     Purpose.......................................................1
    1.02     Exclusive Bargaining Representative...........................1
    1.03     UNION Security................................................2
    1.04     UNION Representative Seniority................................4
    1.05     Check Off.....................................................4

ARTICLE II   GRIEVANCE AND ARBITRATION PROCEDURE...........................5
----------

    2.01     ..............................................................5
    2.02     ..............................................................8
    2.03     ..............................................................8
    2.04     ..............................................................8
    2.05     ..............................................................8

ARTICLE III  BARGAINING COMMITTEE..........................................8
-----------

    3.01     ..............................................................8

ARTICLE IV   HOURS OF WORK AND PREMIUM PAY................................10
----------

    4.01     Working Hours................................................10
    4.02     Lunch Periods................................................10
    4.03     Rest Periods.................................................11
    4.04     Overtime.....................................................11

ARTICLE V    WAGES........................................................14
---------

    5.01     Hiring Rate and Progression..................................14
    5.02     Wage Rates...................................................14
    5.03     Mechanics....................................................16
    5.04     Inventory....................................................19
    5.05     Shift Premium................................................19
    5.06     Report-In-Pay................................................19
    5.07     Pay for Additional Skills....................................19
    5.08     Computation of Quarterly Average Hourly Earnings Rates.......20
    5.09     .............................................................21
    5.10     .............................................................21
    5.11     Payment During Treatment of Work Related Accident............21

                                    AGREEMENT
       UNITED FURNITURE WORKERS OF AMERICA -- LOCAL #262 A.F.L. -- C.I.O.
       ------------------------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------


                                                                        PAGE
                                                                        ----

ARTICLE VI       STANDARD ALLOWED HOURS
                 (S.A.H.) SETTING FORMULA.................................22

    6.01     .............................................................22
    6.02     Productivity.................................................23
    6.03     .............................................................25

ARTICLE VII      SENIORITY................................................26
-----------

    7.01     Purpose......................................................26
    7.02     Seniority....................................................26
    7.03     Establishment of New Classification..........................27
    7.04     Company and Union Committee..................................27
    7.05     Employee Training............................................28
    7.06     Lay Offs.....................................................29
    7.07     Furlough.....................................................30
    7.08     Reduction of Hours...........................................31
    7.09     Open Positions...............................................33
    7.10     Personnel Action.............................................34
    7.11     Classification Phase Out.....................................35

ARTICLE VIII .............................................................35
------------

    8.01     Leave of Absence.............................................35
    8.02     Jury Duty....................................................36

ARTICLE IX       PAID VACATIONS...........................................36
----------

    9.01     .............................................................36
    9.02     .............................................................37
    9.03     .............................................................37
    9.04     .............................................................37
    9.05     .............................................................38
    9.06     .............................................................38
    9.07     .............................................................39
    9.08     .............................................................39
    9.09     .............................................................39
    9.10     .............................................................39

                                    AGREEMENT
       UNITED FURNITURE WORKERS OF AMERICA -- LOCAL #262 A.F.L. -- C.I.O.
       ------------------------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------


                                                                        PAGE
                                                                        ----

ARTICLE X         PAID HOLIDAYS...........................................39
---------

    10.01    .............................................................39

ARTICLE XI        MILITARY CLAUSE.........................................41
----------

    11.01    .............................................................41

ARTICLE XII       INSURANCE PROGRAM.......................................41
-----------

ARTICLE XIII      PENSION ................................................43
------------

    13.01    .............................................................43

ARTICLE XIV       MANAGEMENT RIGHTS CLAUSE................................43
-----------

    14.01    .............................................................43

ARTICLE XV        NO STRIKE  --  NO LOCKOUT...............................45
----------

    15.01    .............................................................45

ARTICLE XVI       BULLETIN BOARDS.........................................47
-----------

    16.01    .............................................................47

ARTICLE XVII      SAFETY AND SANITATION...................................47
-----------

    17.01    .............................................................47

ARTICLE XVIII     LEGAL CONFORMITY........................................48
-------------

    18.01    .............................................................48
    18.02    .............................................................48

ARTICLE XIX       MISCELLANEOUS...........................................48
-----------

    19.01    Sick Days....................................................48

ARTICLE XX        TERMINATION, MODIFICATION AND RENEWAL...................49
----------

    20.01    .............................................................49
    20.02    .............................................................50

                                    AGREEMENT
       UNITED FURNITURE WORKERS OF AMERICA -- LOCAL #262 A.F.L. -- C.I.O.
       ------------------------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------


                                                                        PAGE
                                                                        ----

APPENDIX A ..............................................................A-1

APPENDIX B ..............................................................B-1

APPENDIX C ..............................................................C-1

APPENDIX D ..............................................................D-1

         This agreement, entered into this 1st day of April, 2002, by and between THE SIMMONS MANUFACTURING COMPANY, LLC, a Delaware corporation, for and on behalf of its plant in San Leandro, California, hereinafter referred to as the COMPANY,

                                       and

         The UNITED FURNITURE WORKERS OF AMERICA, LOCAL #262, A.F.L.-C.I.O, on behalf of the COMPANY's employees in the San Leandro Works, hereinafter referred to as the UNION

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the promises of mutual covenants and agreements of the parties hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I                  RECOGNITION AND UNION SECURITY

1.01 PURPOSE The intent and purpose of the parties is to promote efficiency, increase production and improve and achieve harmonious industrial and economic relationships between the employees and the COMPANY; and to that end the parties express their intention to cooperate in fulfilling their mutual obligation in this basic agreement covering wages, hours of work and other terms and conditions of employment applicable to the employees covered by this collective bargaining agreement.

1.02     EXCLUSIVE BARGAINING REPRESENTATIVE

The COMPANY recognizes the UNION as the exclusive bargaining representative for all production and maintenance employees working at its San Leandro, California plant, including the Flotation Division, covered by this agreement for the purpose of collective bargaining, excluding executives, sales employees, office workers, supervisors, foremen, timekeepers, watchmen and Teamsters (this term does not include inside plant truckers). The COMPANY does not want nor will it permit supervisors, including foremen, to do any production or maintenance work. However, this provision shall not be construed in such fashion as to deny such personnel the right to instruct, experiment, check or test equipment to determine fitness or do critically necessary work when required to meet customer demands limiting to no more than forty-five (45) minutes in a day. This clause will not be abused or misused.

1.03     UNION SECURITY

         A. It is further understood and agreed that all such employees shall, after 30 days, become members of the UNION and, as a condition of continued employment, maintain such membership in good standing for the life of this agreement.

         B. The COMPANY shall have the sole and exclusive right to hire employees. To assure maximum harmonious relations and in order to obtain the best qualified employees, the COMPANY shall employ only such personnel as meet the minimum requirement as to training, experience, and ability as recognized by prevailing standards.

         C. New employees shall be considered probationary employees until they have completed the probationary period of sixty (60) days. The parties agree that the sixty (60) days may be extended to ninety (90) by mutual agreement. Such mutual agreement will not be unreasonably withheld when the COMPANY has cause for extension. During the probationary period, an employee may be discharged at the discretion of the COMPANY with or without cause.

         D. The UNION agrees to give the COMPANY every reasonable assistance in recruiting employees meeting the above standards.

         E.       PART-TIME AND TEMPORARY EMPLOYEES

                  1.       a.       Part-time and temporary employees will
                                    receive no benefits, holidays or vacation.
                                    At the time the COMPANY determines that a temporary position is full-time or at the end of ninety (90) days (whichever comes first) the temporary job will be filled in accordance with the contract.

                           b. The COMPANY will not have part-time or temporary employees working if regular employees are not working all scheduled hours per week unless the regular employees have refused to work on the job being performed by the part-time or temporary employees.

                           c. The COMPANY will have the right to hire part-time employees on a permanent basis without paying benefits, holidays or vacation. Part-time employees will pay union dues as designated by the UNION. Part-time employees will have no seniority rights in the contract. Probationary period will apply to permanent part-time positions.

                           d. A part-time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this agreement.

                           e. The COMPANY will have no more than nine (9) temporaries at one time and no more than two
                                    (2) part-time employees at one time.

                  2.       a.       In the event of a layoff, any positions
                                    being held by a part-time employee will be offered to a displaced employee with the understanding that the employee will receive the rate of the part-time job, but will incur no loss of benefits. When the employee's original full-time position becomes open the employee must return to their former position or lose benefits. If the employee or employees refuse the position, they will be subject to layoff and the COMPANY may retain the original part-time employee.

                           b. This provision is only applicable in a layoff. It does not apply when a full-time employee bids to a part-time position on a permanent basis. In that event, the employee would not continue benefits.

1.04     UNION REPRESENTATIVE SENIORITY

The COMPANY agrees that any employee leaving his/her employment to accept elective or appointive positions with the UNION shall, at the expiration of his/her official duties, be returned to his/her previous job at the plant. During absence employee will continue to accrue seniority for three years after which no seniority will be accrued. Employees serving in such positions prior to this contract date will continue to accrue seniority as defined in previous contract. If this job no longer exists, regular rules governing seniority will apply.

1.05     CHECK OFF

         A. The COMPANY agrees to deduct (upon receipt of written authorization for such deductions) the initiation fees of new members, the regular monthly dues of all such members, and any assessment authorized by the UNION in accordance with its by-laws. Such deductions shall be made the first payday of each month and shall be remitted to the Financial Secretary of the UNION not later than the fifteenth (15th) day of the current month. In the event that an individual is off and dues are not deducted for the month, the COMPANY agrees upon written authorization from the member to deduct the monthly dues the second month.

         B. The COMPANY agrees to deduct (upon receipt of written authorization for such deduction) from the employee's salary an annual deduction for C.O.P.E. The COMPANY shall remit to the Financial Secretary of the UNION within fifteen (15) days all monies collected.

ARTICLE II                 GRIEVANCE AND ARBITRATION PROCEDURE

2.01

         A. Grievances regarding the interpretation or application of this agreement must be filed within five (5) days of their occurrence, provided, however, that no grievance will be recognized to exist unless submitted in writing by either the Bargaining Committee or a Department Shop Steward to the immediate Foreman of the department involved. Prior to filing a written grievance a complaint may be discussed by the employee with his/her supervisor. The complaining employee shall have the option to have a Shop Steward or committee member present. The COMPANY reserves the right to have a Shop Steward present in addition to a committee person. If the complaint is not then resolved, it may be submitted as a grievance in writing by the Grievance Committee or a Shop Steward to the Supervisor. Should differences arise between the COMPANY and the UNION or any of its members employed by the COMPANY as to the meaning and application of the provisions of this Agreement, or should any local trouble arise in the plant, there shall be no suspension of work on account of these differences. Decisions by any one of the following methods shall be retroactive to the date they took place:

FIRST: Between the Shop Steward of the department concerned and the Superintendent or Foreman of the department.

SECOND: Between the COMPANY and Bargaining Committee designated by the UNION.

THIRD: Between the Operations Manager or his representative and the UNION Bargaining Committee and representative of the UNION.

FOURTH: Failing satisfactory adjustment by any of the above means a grievance involving the interpretation or application of this contract may be presented by either party to the Federal Mediation and Conciliation Service and, finally, such unsettled grievances may be submitted to an Arbitrator.

                  In the event that a time study dispute is not resolved at the Operations Manager's level of the present grievance procedure, the UNION shall have the right to retain, at UNION expense, an outside time study engineer who shall be permitted by the COMPANY to view or study the operation in dispute for the purpose of advising the UNION on the disputed standards. It is understood by the parties that following the receipt of the report by the UNION from its Engineer; the UNION may then confer with COMPANY representatives, other than the local management through the offices of the COMPANY Senior Vice President of Human Resources, for the purpose of attempting resolution at the pre-arbitration level. If the time study dispute is not resolved, then the matter may be appealed to an Arbitrator who must be a qualified Time Study Engineer to be selected by mutual Agreement. In order to facilitate appropriate arrangements, the UNION shall notify the COMPANY of the date on which its Time Study Engineer will appear at least two (2) weeks in advance. Disputes and grievances involving questions outside the terms of this Agreement shall, if mutually agreed, be settled by arbitration and the Arbitrator shall be selected as provided below.


         B. Unsettled grievances will be submitted to an Arbitrator from a panel of ten (10) mutually acceptable Arbitrators which list the parties shall draw up after the signing of this Agreement. It is mandatory such list will be agreed to within ninety (90) days of the signing of this Agreement. This panel will be considered a permanent panel during the life of the Agreement and will provide Arbitrators for all cases occurring during that period. Selection of the Arbitrator for each case will be made by the random drawing of one of the ten (10) named Arbitrators. If the Arbitrator drawn is not available within thirty (30) days, another drawing will be made. If no Arbitrator on the list of ten (10) is available within thirty (30) days, the Arbitrator with the earliest available date will be selected.

         C. All steps of the Grievance and Arbitration Procedure must be initiated (including selection of Arbitrator) within sixty
                  (60) days of the date of grievance if filed, or the grievance will be considered resolved with the COMPANY's last answer.

                  In the event it is difficult to obtain a hearing date because of crowded Arbitrator schedules, the parties may extend, by mutual Agreement, the sixty (60) day limitation to accommodate to the schedule of the earliest available Arbitrator. Mutual Agreement will not be unreasonably withheld.

                  The decision of the Arbitrator shall be final and binding.

                  The parties will pay the cost of their own presentation in an arbitration case but will share equally the Arbitrator's fee.

         D. Arbitration of disputes involving standards require that the Arbitrator not only be skilled in incentive work measurement, but also that as a part of his/her experience/background, he/she has actually set incentive rates in a manufacturing operation. As proof that standards are adequate, the COMPANY is permitted to demonstrate their attainability by using an operator outside the U.F.W.A. membership.

                  Prior to the time the demonstration takes place, the UNION shall be afforded an opportunity to secure the services of a qualified Time Study Engineer with the necessary background to check the incentive effort of the operator to ensure the fairness of his/her performance measurement. The COMPANY shall not abuse this clause. Arbitrators are denied the possibility of compromising standards and are limited to accepting either the COMPANY or the UNION proposed standard on the basis of which most nearly conforms to the formula described in Article VI.

2.02 A specified period shall be agreed upon between the Bargaining Committee and the COMPANY for the presentation of written grievances, provided, however, that matters pertaining to discharge or other matters that cannot be delayed until the time of the next meeting shall be presented immediately. Article XV, Section A provides for Expedited Arbitration designed to ensure speedy resolution of certain grievances, including discharge and suspension of employees.

2.03 It is understood and agreed that when the Shop Steward or Bargaining Committee presents a written grievance to the COMPANY, according to the procedures outlined herein, for any reason or for higher rate or new wage rates for a job or operation, such increases shall be retroactive to the date the grievance took place. No demand for retroactive pay shall be made where it is physically impossible to calculate such pay. Unless otherwise agreed on by the COMPANY and the Bargaining Committee, all grievances presented to the COMPANY in writing by the Bargaining Committee shall be mutually agreed on within one (1) week, after which time Article II, Section 2.01 (A), third (3rd) step shall be invoked and completed within fifteen (15) days.

2.04 The employees shall perform the work as ordered by the COMPANY in accordance with the provisions of this Agreement.

2.05 No action shall be taken affecting working conditions of the employees outside the term of the Agreement without consultation with the UNION.

ARTICLE III                BARGAINING COMMITTEE

3.01

         A. The Grievance Committee for the plant shall consist of no more than three employees appointed by the UNION.

                  1. Wednesday afternoons starting at 2:45 p.m. or any other mutually agreeable time shall be designated as the time for the regular weekly grievance meetings with COMPANY representatives. The COMPANY will not pay employees for time spent in this meeting. If overtime is scheduled and the meeting is concluded prior to the scheduled overtime, the employees will return to their jobs and finish the remainder of scheduled overtime if required by the COMPANY.

                  2. If the above meeting is scheduled by the COMPANY prior to 2:45 p.m., the employees will be paid at average rate for the time spent in the meeting prior to 2:45 p.m.

         B. Any Union Steward shall have the right to visit departments other than his/her own for a maximum of twenty (20) minutes a day after notifying his/her department supervisor. The visits shall only be for the purpose of investigating or discussing legitimate grievances.

                  Any UNION official shall have the right to visit the plant at all reasonable times and shall be accompanied by a representative of the COMPANY if the COMPANY so desires.

         C. It is understood that when the COMPANY calls a meeting of the Bargaining Committee the expense of such meeting shall be borne by the COMPANY.

         D. It is understood that any member of the Bargaining Committee may, without loss of working time, call to the attention of the management any violation of an agreement previously concluded. If the management cannot settle this grievance according to the terms of the original Agreement, then the COMPANY shall meet with the Bargaining Committee and bear the expenses thereof if the meeting is prior to 2:45 p.m. If the meeting is at 2:45 p.m., the COMPANY will not pay.

ARTICLE IV                 HOURS OF WORK AND PREMIUM PAY

4.01     WORKING HOURS

         A. The eight (8) hour day and the forty (40) hour week, Monday to Friday inclusive, shall be established at the plant.

         B. Normal first shift schedule will be from 6:15 a.m. to 2:45 p.m.

                  Normal second shift schedule will be from 2:45 p.m. to 11:15 p.m.

                  Normal third shift schedule will be from 10:15 p.m. to 6:15 a.m.

                  Flex (A)    Start 5:15 a.m. to 1:45 p.m.

                  Flex (B)    Start 8:15 a.m. to 4:45 p.m.

                  Flex (C)    Start 11:15 a.m. to 7:45 p.m.

                  Employees may be required to start their normal shift two (2) hours early.

         C.       These hours may be changed by mutual Agreement.

4.02     LUNCH PERIODS

         A.       Lunch periods will be scheduled as follows:

                  1st Shift                 11:00 a.m. to 11:30 a.m.

                  2nd Shift                 7:45 p.m. to 8:15 p.m.

                  3rd Shift                 2:15 a.m. to 2:45 a.m.

                  Flex (C)Shift             3:15 p.m. to 3:45 p.m.

         B. These hours may be changed by mutual agreement between the parties.

         C. Employees working in a period of not more than five hours (5) will complete the days work. The meal period may be waived by mutual consent of the COMPANY and the UNION.

4.03     REST PERIODS

         A. There shall be a rest period of ten (10) minutes between the second (2nd) and third (3rd) hours and the sixth (6th) and seventh (7th) hours in each shift.

         B. Employees working in excess of eight (8) hours on any given shift shall be allowed an additional ten (10) minute rest period.

         C.       The above rest periods may be changed by mutual agreement.

4.04     OVERTIME

         A.       1.       All work done on Saturday, up to eight (8) hours or
                           in excess of eight (8) hours in any one (1) day, and in excess of forty (40) hours in any one week, shall be paid at the rate of time- and-one-half (1-1/2).

                  2. Working hours will be based on an eight (8) hour time period which is subject to being flexed for starting times for the first shift will be 6:15 a.m. (normal), 5:15 a.m. (flex), and 8:15 a.m. (flex). The starting times for the second shift will be 2:45 p.m. (normal) and 11:15 a.m. (flex). Employee starting at 5:15 a.m., 8:15 a.m. and 11:15 a.m. will receive an hourly wage premium for the hours worked before normal shift starting times and ending times.

                           Employees placed on flexed hours will be determined by seniority, and will be notified five calendar days in advance of the Company's intent of their placement on flex hours. Employees placed on flex hours are not subject to change of that status without five calendar days advance notice.

                           Flex Hours -- employees starting at 5:15 a.m., and 11:15 a.m. will receive an hourly wage premium of $.10 per hour for the hours worked before normal shift starting and ending times.

                           Employees shall be informed, at the time of scheduling of the length of time they are expected to start their shift early. Employees required to work before the normal starting time without advanced notice shall receive time-and-one-half (1-1/2) for all hours worked before the normal starting time.

                  3.       Double time shall be paid for all hours over eight
                           (8) hours on Saturday, and for all work performed on Sunday and Holidays.

         B. Employees working in excess of ten (10) hours on one shift shall be allowed twenty (20) minutes mealtime without deduction in pay.

         C. Employees required to work overtime will be so notified on the working day before the day of overtime except:

                  1.       In cases of production emergency.

                  2. Quilt Machine Operators. Quilt Machine Operators shall be notified before lunch of the day overtime is to occur. When mutually agreed, the COMPANY and the UNION can meet to make further revisions to accommodate the needs. The COMPANY shall first seek volunteers to work the overtime. If there are not enough volunteers to provide the necessary amount of work, employees shall be required to work the overtime by rotating the mandatory overtime, beginning with the least senior qualified employees.

                  3. The Company will notify employees by 11:00 a.m. on Friday if they are required to work on Saturday. If asked after 11:00 a.m., it will be on a volunteer basis.

         D. Except for the plant security, continuous shift operations, emergency, maintenance or impaired customer service, the COMPANY will not require production employees to work in excess of ten (10) hours per day on Monday, Tuesday, Wednesday and Thursday and Friday.

                  1. If needed, employees will work eight (8) hours the Friday before Labor Day holiday and eight hours at double time on the Saturday before Labor Day holiday.

                  2. On all other Saturdays, except other contract holiday weekends, only eight (8) hours will be mandatory even if ten (10) hours are scheduled on the previous Friday. Sunday and holiday work will not be mandatory.

                  3. No overtime will be required the day before a holiday.

                  4. An employee with a reasonable excuse for not working on a particular Saturday, may have the Saturday off with two (2) weeks advance written request to the COMPANY provided that another employee is available to perform the necessary work. It is agreed that no more than two (2) employees per job classification may exercise such option.

                  5. Rotation of overtime among qualified employees will be discussed between the Shop Steward and the appropriate Supervisor prior to giving notice to the affected employee.

                  6. Employees shall not be required to work more than three (3) consecutive Saturdays. Employees may be required to work all Saturdays during the month of October.

                  7. Assignment of hours before the normal starting time shall be by group. A group is determined by the manufacturing requirements in accordance with the production schedule.

                  If it is necessary to require an individual to start early he/she will be selected on a voluntary basis. If there are no volunteers, employees will be assigned by a rotation of seniority beginning with the least senior employees.

ARTICLE V        WAGES

5.01     HIRING RATE AND PROGRESSION

Regardless of the job classification:

         A.       The hiring rate for new employees will be:

                                          4/1/02
                                          ------
                                           $8.25


         B. Upon qualification on job for two (2) consecutive weeks, new hires will be eligible for Pay Plus Bonus. Under no circumstances is this section meant to shorten the established probationary period for new hires.

5.02     WAGE RATES

         A.       Job levels and pay ranges are as follows:

                                JOB LEVEL LISTING
                               PAY PLUS BONUS PLAN

        LEVEL 1                                     LEVEL 3
        -------                                     -------
        Panel Quilter                #120           Bechik Operator               #105
        Cover Cage                   #120           Packer/Inspector              #130
        Closer                       #130           Frame Builder                 #165
        Coiler                       #225           HMB Handler/Hogring           #225
        Coordinator                  Various        Janitor                       #490
                                                    Handler                       Various

        LEVEL 2                                     LEVEL 4
        -------                                     -------
        Border Overlock              #105           New Hires (see 5.01A)
        Border Quilt                 #105           Light Duty (see 5.11)
        Box Spring Sew               #115
        Flat Cut                     #115
        Panel Overlock               #120


                                                          BASE RATE PAY RANGES
        Hog Ring                   #130                   --------------------
        Box Spring Upholstery      #150           Level 1     $10.00  -- $13.50
        Top-Off                    #160           Level 2     $9.00  --  $12.50
        HMB Assembly               #225           Level 3     $8.50  --  $10.00
        Receiving                  #410*          Level 4     See above
        Warehouse/Loader           #500



         B.       Inventory Rate will be:

                               4/1/02
                               ------
                               $11.60


         C. All employees with an established rate shall receive the following increases:

                               4/1/02                4/1/03
                               ------                ------
                                $0.40                 $0.40


         D. The COMPANY will use Performance Evaluations for the purpose of reviewing new employees' progress or an existing employee who is transferred to a new position, or at any time the COMPANY or an employee requests a re-evaluation of their established base rate. Employees receiving a pay rate adjustment as stated in 5.09 will be evaluated no later than 60 days, or sooner if requested, for any rate increase. The results of the evaluation may result in a pay increase, but will in no way replace or reduce the negotiated annual pay increase. The UNION representative must be present during the evaluating process.

         E. All employees will be assigned a primary job function, individual position and their corresponding base rate.

5.03     MECHANICS

         A. The COMPANY and the UNION agree to the establishment of four mechanic job classifications:

                  1. Master Journeyman -- new mechanic classifications with a $.50 per hour increase over journeyman's hourly rate.

                  2.       Journeyman

                  3.       Technical

                  4.       Entry Level

                           Each job classification will have its own wage rate.

                  By joint committee the COMPANY and UNION will determine the mechanic job classification an individual will be placed in. All employees presently holding a maintenance mechanic job will receive their current rate of pay or their new job classification rate which ever is higher.

                  The COMPANY agrees to provide maintenance mechanics a tuition reimbursement plan of one hundred percent (100%) for furthering their skills. The COMPANY will pay the tuition cost upon successful completion of the studies. The cost of books, equipment and tools will be the responsibility of the individual. The COMPANY also agrees to implement the apprenticeship program of the International Union of Electronics, Electrical, Salaried Machine and Furniture Workers, AFL-CIO.

         B.       The wage rates for the mechanics job classifications are:

========================================== ===========================================
          JOB CLASSIFICATIONS                            ANNIVERSARY DATES

                                           ----------------------- -------------------
                                                 4/1/02                     4/1/03
========================================== ======================= ===================

Entry Level                                       16.25                     16.65
------------------------------------------ ----------------------- -------------------
After completion of 6 months                      16.46                     16.86
------------------------------------------ ----------------------- -------------------
After completion of 12 months                     16.66                     17.06
------------------------------------------ ----------------------- -------------------
After completion of 18 months                     16.87                     17.27
------------------------------------------ ----------------------- -------------------
After completion of 24 months                     17.07                     17.47
------------------------------------------ ----------------------- -------------------
After completion of 30 months                     17.28                     17.68
------------------------------------------ ----------------------- -------------------
After completion of 36 months                     17.48                     17.88
------------------------------------------ ----------------------- -------------------
After completion of 42 months                     17.69                     18.09
------------------------------------------ ----------------------- -------------------
After completion of 48 months                     17.89                     18.29
------------------------------------------ ----------------------- -------------------
Technical                                         17.91                     18.31
------------------------------------------ ----------------------- -------------------
Fifth Year                                        18.33                     18.73
------------------------------------------ ----------------------- -------------------
Journeyman                                        18.75                     19.15
------------------------------------------ ----------------------- -------------------


         To be classified under the technical job classification an individual must possess (one of the following):

         * twenty hours of college courses in machine shop technology, electrician, electronics, welding; or any other trade applicable to SIMMONS work environment.

         * or a certified job skill applicable to SIMMONS work environment.

         *        or 4 years of approved work experience.

         * or be employed by SIMMONS and classified a MAINTENANCE MECHANIC as of July 1, 1989.

         Quarterly, the joint COMPANY and UNION committee will meet to review progress of apprentices and the movement of individuals between job classification.

         Additional explanation of mechanic job classifications establish a fourth classification for mechanics:

                  1. Master Journeyman -- possess all the skills and knowledge of a journeyman, plus additional expertise in electrical, mechanical, ability to train, lead others, and communicate with management and outside sources.

                           Individual(s):         D. Joe Colbert

                  2.       Journeyman

                           Individual(s):         H. Danny Chan, A. Zaragoza,
                                                  S. Fong

                  3.       Technical

                           Individual(s):         A. Hernandez, E. Munoz

                  4.       Entry Level

                           Individual(s):         W. Shirley and R. Fernandez

         C. Awarding of Maintenance Mechanic jobs through the Job Bidding Procedure will be limited to employees with the necessary aptitudes and skills as determined by the COMPANY.

5.04     INVENTORY

During the annual physical inventory, senior employees have preference, but may elect not to work provided a less senior employee has the qualifications needed to perform inventory duties as approved by the COMPANY. See 5.02 for inventory pay rates.

5.05     SHIFT PREMIUM

Fifteen cents (15(cents)) per hour shall be paid for second shift work. Fifteen cents (15(cents)) per hour shall be paid for third shift. The third shift shall receive a paid one-half (1/2) hour lunch.

5.06     REPORT-IN-PAY

         A. Employees who report for work, and who have not been otherwise instructed, or a reasonable attempt made to contact, on the previous day, shall be paid for a minimum of four (4) hours for such day.

         B. The COMPANY will not be responsible for wage payments for the time not worked when production is interrupted because of unforeseen emergencies arising from conditions outside of the plant. In the event of such emergency, the COMPANY and the UNION representatives shall meet immediately to determine any necessary change of work schedule.

5.07     PAY FOR ADDITIONAL SKILLS

All existing employees receiving pay for additional skills will be paid as follows: One (1) additional skill, $0.15 cents; two (2) additional skills, $0.20 cents; and three (3) plus skills, $0.25 cents per hour. The COMPANY continues to retain the right to utilize employees in their skill areas provided they maintain the minimum established productivity level for the job. If someone should become disqualified from a skill or sign a self-disqualification waiver, their salary will be adjusted down according to the same scale.

Going forward, we will post for the jobs listed below. Candidates must agree to be trained in all skills of the job. They will receive $0.40 cents per hour additional pay above their base rate. If they currently receive additional pay for skills, they will receive the difference up to the $0.40 cents.

                  Three (3) jobs:           Hogring, Closer & Quilter

                  Three (3) jobs:           Hogring, Closer & Coil Operator

                  Six (6) jobs:             Box Spring Upholstery, Top-Off and
                                            HMB Assembly

5.08     COMPUTATION OF QUARTERLY AVERAGE HOURLY EARNINGS RATES

         A. Average quarterly hourly earnings rates shall be established on a calendar quarter basis and shall change and become effective one month after the close of each calendar quarter. Such average will apply in all cases where quarterly work average hourly earnings rates are referred to in this Agreement. The four calendar quarters of the year shall be as follows:

                  1st Quarter               January, February, March

                  2nd Quarter               April, May, June

                  3rd Quarter               July, August, September

                  4th Quarter               October, November, December

         B. Quarterly work average hourly earnings rates will not be established for employees who have worked less than eighty
                  (80) hours in the preceding quarter except that employees transferred during the last eighty (80) hours of any quarter shall receive a quarterly average rating. If an employee has been legitimately away from work because of illness, accident, or on a leave of absence, and has not been able to establish an quarterly average hourly earnings rate, it is agreed that his/her average hourly earnings rate for the quarter preceding his/her absence will be carried forward until such time as he/she is able to return to work.

         C. Quarterly averages will be computed by using the average bonus for the previous quarter and applying it to the base rate.

         D. When an employee works without published quarterly average hourly rate is assigned to a job without a work rate he/she will be paid at the average of his/her hourly earnings rate for the preceding four (4) weeks.

5.09 Employees shall not suffer any reduction in such wages or of benefits specifically identified in this contract during the term of this contract. The COMPANY will not honor any side agreement on wages or benefits unless they are signed by the Sr. VP Human Resources and attached to this contract.

5.10 In no case shall any employee be paid less than their established base rate except when one or more of the following occur:

                  1. Employees bidding on or reclassified to another job within the same level;

                  2. Employees bidding on or reclassified to a lower level job;

                  3. An employee is disqualified or waives their right to receive additional skill pay.

         When making wage rate adjustments the COMPANY will look at previous experience in the new job, their current base rate, and new job salary range. All adjustments to salary will be documented and reviewed with the UNION and the employee before changes are enacted.

5.11     PAYMENT DURING TREATMENT OF WORK RELATED ACCIDENT

         A. In the event an employee suffers an industrial injury and is referred to the medical office, outside clinic, outside hospital, or outside doctor for treatment during working hours, the COMPANY shall pay for the time spent in treatment of such injury at his/her base rate only. If the treating agency certifies that such injured employee is unable to continue work because of such injury the COMPANY will pay for the balance of the eight (8) hours. Wage loss will be reported to the COMPANY's Workers' Compensation carrier for possible additional payment. This is done in accordance with laws covering Workers' Compensation. Light duty will be paid at base rate only.

         B. If the treating agency requests a subsequent visit for treatment of this injury during working hours, and provided the employee has returned to work, the COMPANY will pay for the time spent in this treatment at his or her base rate only.

                  1. On the above date of this scheduled visit the employee must notify the Supervisor at the beginning of his/her shift as to the time the appointment is scheduled.

                  2. The employee will be clocked out in sufficient time to make the scheduled appointment.

                  3. When the employee leaves the treating agency's office, he/she will receive a release form that will show the completion time of the appointment.

                  4. Upon returning to his/her department the employee will present this form to his/her Supervisor and will be clocked back in for work.

         C. None of the sections of this paragraph are to be so construed that benefits will incur in addition to or pyramid on disability payments under Workers' Compensation Law.

ARTICLE VI               STANDARD ALLOWED HOURS (S.A.H.) SETTING FORMULA

6.01 When it becomes necessary to establish a standard on a new job or variation of an old operation, the following procedure shall be followed:

         A. If possible, normal production will be determined from standard task times, if available, or a time study analysis shall be made of the operation for the purpose of determining the normal hourly or daily production.

                  1. A UNION representative may be present when the time study of an operation is being made.

                  2. Prior notice of the time study of an operation shall be given to the interested parties.

                  3. A time study shall not be made until such job is properly set up and functioning.

         B. A normal hour or daily production shall be defined as that amount of production attained by a normal proficient operator working at a normal pace which may be consistently followed throughout the working period.

         C. A written description of the operation, together with the time study results and S.A.H., will then be submitted by the COMPANY to the departmental Shop Steward, the Operator or Operators, and Bargaining Committee.

         D. Such Standard Allowed Hours shall become effective immediately upon submission as provided above in Paragraph (A) and (C) of this Section.

         E. Complaints arising as to the accuracy of any time studies shall be handled as grievances in accordance with Article II of this Agreement.

                  1. Any adjustments made as a result of such grievance shall be retroactive to the date the Standard Allowed Hour value was first submitted.

                  2. Complaints arising from the procedure must be submitted within sixty (60) days on continuous operations, or within thirty (30) production days on broken or short run operations.

                  3. No grievance on a time study will be recognized until the operation has been performed for forty (40) hours on continuous operations or eight (8) hours on short or intermittent runs.

6.02     PRODUCTIVITY

         A. All employees who have completed the training program are expected to REACH and MAINTAIN efficient productivity levels.

         B. The withholding of productivity shall subject an employee to the following corrective disciplinary procedures:

                  1.       Verbal Reprimand

                  2.       Written Reprimand

                  3.       Suspension without Pay

                  4.       Discharge

         C. Base rate is intended as pay for one hundred percent (100%) effort. History indicates that incentive employees' plant average pace is approximately twenty-five percent (25%) over base; consequently, the parties agree that levels of production below the plant average will be investigated by the COMPANY.

                  1. If after investigation the COMPANY can show, either through earnings of others or through a demonstration by supervisors, Simmons Institute for Technology and Education (S.I.T.E.) employees, or operators from a sister plant that adequate incentive opportunity exits, the COMPANY will have proved its case against the employee charged with withholding productivity.

                  2. Prior to the time the demonstration takes place, the UNION shall be afforded an opportunity to secure the services of a qualified time study engineer with the necessary background to check the incentive effort of the operator to ensure the fairness of his/her performance evaluation.

                  3.       The COMPANY shall not abuse this clause.

         D. Employees who are marginal, i.e., who earn between base rate and one hundred fifteen percent (115%) may be removed from the operation at the discretion of the COMPANY.

                  1. Such employees may be placed in a job at which they can perform at an efficient level consistent with
                           Section 6.03 below.

                  2.       The COMPANY shall not abuse this clause.

6.03

         A. Individuals who consistently fail to produce on an incentive basis, i.e., at one hundred fifteen percent (115%) of base or more, within the period of time provided by the COMPANY's Learner's Curves or thereafter, shall be removed from the job on which they are failing to remain qualified. Such employees may then be assigned to a job requiring less dexterity or skill so that they may have an opportunity of being more successful in the future assignments.

                  1. In making such assignments, the Bargaining Committee will select the job to which the employee will be transferred, but selection shall be limited to those jobs which are currently open.

                           a. If no such job is available, the employee shall be placed on layoff until an opening exists.

                  2. Employees with more than one (1) year but less than five (5) years of service shall be limited to one (1) such transfer.

                  3.       Employees with more than five (5) but less than ten
                           (10) years of service shall be limited to two (2) such transfers.

                  4. Employees with more than ten (10) years of service shall be limited to three (3) such transfers.

                  5. Subsequent disqualifications will subject the employee involved to termination of employment.

         B. Any actions taken under this Section are subject to the Grievance and Arbitration procedures in Article II of this Agreement.

ARTICLE VII           SENIORITY

7.01     PURPOSE

This seniority provision has been developed to provide an equitable means of enhancing the "Make To Order System," providing the COMPANY with trained employees that are responsive to production schedule variations and to provide job security for senior employees.

7.02     SENIORITY

         A. Definition: An employee's unbroken service with the COMPANY in years, months, and days, since the employee's most recent date of hire. Seniority shall be established on a plant basis, and separately, within Core and Skill Group areas.

         B. If two employees have the same amount of unbroken service, the employee with the earliest hire date, will have the greatest seniority.

         C. Seniority List: The COMPANY will furnish the UNION with a seniority list on a quarterly basis, and/or on the request of the Chairperson of the Bargaining Committee.

         D.       Seniority shall govern in the following areas:

                  1.       Training

                  2.       Vacations

                  3. Overtime, where the COMPANY has made a reasonable attempt to contact qualified employees

                  4.       Lay-offs

                  5.       Job Bidding

                  6.       Recall

                  7.       Job Shift

                  8.       Temporary Transfer

                  9.       Reduction of Hours

                  10.      Furlough

         E. As described in various sections of the contract, none of the language in this section will change the governing of seniority in other sections of this contract.

                  If there is a conflict in any of these areas, the COMPANY and UNION must meet to seek a solution of the conflict.

7.03     ESTABLISHMENT OF NEW CLASSIFICATION

         A. In the event it becomes necessary to establish a new classification, the COMPANY and the UNION shall meet for the purpose of discussing the rate for such classification.

                  The COMPANY and the UNION, in an attempt to reach an understanding shall take into consideration similar classifications in the plant previously or presently in existence.

                  The COMPANY will temporarily assign an employee at their base rate, plus bonus until such time as a rate is developed. When the rate of the classification is agreed upon or resolved as provided above, the job will be filled in accordance with the contract.

                  If the parties cannot agree using the above procedure, the grievance and arbitration procedure in the contract will be followed.

7.04     COMPANY AND UNION COMMITTEE

         A. A four member training committee shall be established immediately. The Committee shall be made up of two COMPANY representatives and two UNION representatives.

         B. The Committee shall meet at least once each quarter to determine which employees need further training to avoid a lay off.

         C. The first COMPANY and UNION Committee Meeting shall be held no later than three (3) working days after the acceptance of the Agreement.

7.05     EMPLOYEE TRAINING

         A. The parties agree to favor training of senior employees so that when reduction in manpower is required, the most senior will be retained because they have the skills needed to satisfy customer requirements. It is also, in the interest of the parties to provide opportunity to the most senior employees who desire to improve their income when and if customer requirements mandate an increase in the production schedule.

                  In the event the most senior candidate or candidates refuse selection they must sign a formal waiver form, indicating such, whereby the COMPANY has no further obligation to again offer the same job opportunity to the refusing candidates.

                  It is the intent of both the COMPANY and the UNION to train employees so as not only to provide a bank of substitutes when needed but also a bank of critical skills when the production schedule increases. This section is not intended to allow other sections of this Agreement to be abused.

         B. The COMPANY and the UNION Committee shall continuously review the seniority list to determine training requirements necessary due to the ever changing work force. Employees trained shall be by agreement of the COMPANY and the UNION Committee. Training shall be completed within six (6) moths after selection. Training on individual jobs will be consistent with established learning curves.

         C. An employee has the right to refuse training as offered by the COMPANY and UNION Committee. When an employee refuses training, he/she shall be subject to layoff in accordance with his/her seniority as provided by Section 7.06.

         D. Once an employee has started training he/she shall not be laid off due to the incomplete training, if the completion of that training would allow him/her to displace a less senior employee.

         E. Cross training will be done as needed as time permits during slow periods.

7.06     LAY OFFS

         A. In the event of a reduction in the work force, employees shall be laid off by classification. Employees with the least seniority within a classification shall be laid off first provided that the remaining employees possess the job knowledge and skills to perform the work required within the classification. Senior employees not possessing the required knowledge of the job function shall be subject to lay off.

         B. Employees being laid off shall be notified two (2) working days prior to the lay off.

         C.       Employees subject to lay off shall have the following rights:

                  1.       a.       Displace any employee with less seniority
                                    provided he/she can do the job without
                                    further training.

                           b. Elect to take a lay off instead of replacing a less senior employee. The COMPANY will not contest the employee filing for unemployment benefits if he/she exercises the lay off option.

                  2. If an employee refuses recall to an open position they are previously qualified for, or is on layoff for 12 months or more, they will be terminated by the COMPANY. If an employee is in town they will be expected to return within 24 hours of notification. If going out of town the employee must leave a number with the COMPANY prior to leaving so they can be contacted. Employees out of the area will be expected to return within 72 hours of notification.

         D. In order to eliminate the shifting of more senior employees, a new employee shall, for one (1) year, according to hiring date, be available for transfer, to any classification needed by changes in the production schedules.

         E. The COMPANY will not break the continuity of service of any employee who has been laid off, due to reasons beyond his/her control, if the employee returns to work within twelve (12) calendar months (one (1) year). Employees who are absent for illness or accident shall notify the COMPANY that day, except under extenuating circumstances.

         F. A maximum of ten (10) recognized Shop Stewards with ten (10) years of seniority, or more, shall have super seniority for the purposes of this section. The UNION must periodically and regularly provide the COMPANY with an up-to-date list of Shop Stewards. Current stewards at the time of signing this agreement with less than 10 years seniority will receive super seniority. Current stewards: Eric Munoz, Alez Zaragoza, Joe Colbert, Jerry Murphy, Rodney Kaeka, and Eddie Cano.

         G. Lay offs shall be conducted in the presence of a UNION Representative. It is the responsibility of the UNION Representative to notify the UNION office as to the results of the meeting.

7.07   FURLOUGH   In order to provide a more reasonable work schedule for senior employees when hours are shortened due to lack of orders, the plant or operations manager will have the responsibility of placing on furlough by classification those junior employees who are not needed to fill the daily production schedule. The furloughed employees will be placed on surplus labor so as to make them eligible for unemployment benefits during such furlough period, if otherwise eligible. It is understood that a furlough may be for any length of time provided such does not exceed four (4) continuous weeks at any given time, unless the furlough occurs on the first work day of a given month, in which case the furlough cannot exceed three (3) consecutive weeks. For record keeping purposes, the business manager for Local 262, AFL-CIO will be notified of such furlough by letter signed by the involved plant or operations manager.

In the event variation in customer demands requires employees to return from furlough earlier than announced, such return shall be by seniority unless the senior employees are unavailable. In such event, the COMPANY liability shall be limited to notification to the UNION that such employee either could not be reached by telephone or was unavailable because of other commitments. Because State Unemployment rules pay reduced benefits for partial unemployment, the plant or operations manager will project furlough time in multiples of five (5) working days. Any furlough can be triggered at any day of the week. For example, if a holiday falls on Tuesday, the COMPANY will declare the furlough to begin Wednesday and continue through for a continuous minimum of five (5) working days.

7.08     REDUCTION OF HOURS

         A. In order to retain qualified employees, the parties agree that a reduction of hours may be more equitable rather than to lay off employees.

         B. When a reduction of hours is necessary, the reduction of hours shall be within a department as outlined in 5.02. Hours within the department shall be shared as equally as possible. Senior employees shall have the first choice of either working or reducing their hours. Should senior employees not volunteer, the least senior employees shall be required to reduce their hours first.

         C. When further retrenchment necessitates a general reduction in hours to a level between thirty (30) and forty (40) hours per week, adjustment shall be made in such a manner that each and every employee in his/her respective department receive a just and equal share of work as long as reduction in work per employee does not fall below a minimum of thirty (30) hours per week.

                  1. The COMPANY retains the right at all times to do necessary maintenance work regardless of the number of hours worked.

         D. If work falls below thirty (30) hours per week, the COMPANY shall reduce the plant work force in accordance with Section 7.06, to maintain thirty (30) hours per week for the remaining force.

         E. In the event that there is an increase in work above the level of thirty (30) hours per week, the COMPANY agrees to recall additional employees by classification.

         F. The parties agree that the above provisions shall not apply under the following conditions:

                  1.       A temporary reduction in hours to less than forty
                           (40) but more than thirty (30) may be made provided that during the third (3rd) week of reduced hours it is determined that such reduction is to continue and steps are taken to adjust the number of hours and employees. This adjustment is to be effective not later than Monday of the fourth (4th) week.

                  2. When there is in effect a reduction in hours per week and it becomes necessary to increase hours in certain departments in order to provide prompt service to customers, the hours may be temporarily increased to, but no more than, forty (40) hours per week for a period of not longer than three (3) consecutive weeks.

                  3. In the event that the general level of hours worked shall remain less than forty (40) hours per week for more than two (2) continuous months the parties hereto agree to renegotiate at the request of either party the terms of Section 7.07.

                  4. It is also understood that where mutually agreed upon between the COMPANY and the Bargaining Committee, individuals may be laid off without regard to their seniority rights or rating.

         G.       WORK SHARING PROGRAM

                  Production employees will be assigned to the following six groups: Mattress, Box Springs, HMB, Mechanics, and General (shipping, receiving and janitorial).

                  Administrators for this program will be the Plant Human Resources Manager and the UNION Chief Steward.

         H. In the case of a dispute pertaining to who should work on the night shift or on the third shift, plant seniority shall be the deciding factor.

         I. Any employee assigned to an inspectors' job shall demonstrate his/her capability to perform the work satisfactorily.

                  1. Seniority shall govern in the selection of inspectors where there is equal ability.

                  2. Any dispute over who shall be assigned the job shall be mutually resolved between the UNION Committee and the COMPANY.

7.09 OPEN POSITIONS When a vacancy occurs or a new position is created, the position shall be filled in the following order:


         A.       RECALL FROM LAY OFF

                  1. The most senior employee who can perform the job without further training shall be recalled from lay off and placed in the position. The employee should retain rights to his/her laid off position for one year from the day of the lay off. This placement shall not be considered a job bid.

         B.       JOB BIDDING

                  1. In the event that there is not an employee on the recall list who can perform the job without further training, the COMPANY shall post the position on the bulletin board for 48 hours.

                  2. The COMPANY will accept a bid by a UNION officer for someone on vacation or lay off.

                  3. The COMPANY will review the applications from the employees who have submitted their names for consideration and fill the job opening by transferring the applicants, if any, on the basis of plant seniority (min. 1 yr.) and ability to perform the job.

                           Because of the delays inherent in successive job openings, the COMPANY may elect to fill, without posting, job vacancies resulting from the assignment of an applicant to the job originally posted.

                  4. Any employee transferred pursuant to the above shall, if qualified, remain on that job for a period of twelve (12) months before having the right to bid on another job vacancy. In the event the job is discontinued before the successful applicant completes twelve (12) months on the job, he/she may bid on another vacancy.

                  5. Any employee transferred pursuant to the above and who fails to attain a satisfactory level of progress on his/her new assignment within the normal limits of the COMPANY's established experience factors, will be given the opportunity to qualify for an open job within the plant.

                  6. Except for the application of the job bidding procedure, other applications of seniority, such as new hirings, lay offs, recalls, and job transfers in one Job Skill Area will not affect or be affected by those in another Job Skill Area unless otherwise provided.

7.10     PERSONNEL ACTION

         A. The UNION shall receive written notice of all transfers, disciplinary actions, new hires, terminations and lay offs.

         B. The UNION shall be provided with a seniority list upon request.

7.11 CLASSIFICATION PHASE OUT It is further agreed that if any of the classifications are phased out or closed down permanently, the employees affected by such permanent closing will have the following options:

                  1. In the event a classification is permanently phased out, the employee so affected shall have the right to replace any employee within the department with less seniority provided he/she is qualified (without further training) to perform the job.

                  2. In the event the affected employee cannot or does not exercise the above options, such employee shall have the right to choose an open job or exercise his/her plant seniority over any employees in the plant with less plant seniority, provided they may perform the duties without further training.

ARTICLE VIII

8.01     LEAVE OF ABSENCE

         A. Personal leaves of absence shall be granted to employees for a period of 30 days increments on mutual consent of COMPANY and UNION each thirty (30) days. Leaves of absences as referred to in this paragraph shall not exceed a total of 12 months. Employees shall continue to accrue seniority during the period, but will only be paid for the first (1st) holiday following the beginning date of leave.

         B. Employees shall be granted leave without deductions from pay for the purpose of voting on election day, in accordance with the laws of the State of California.

                  1. A schedule for this leave shall be drawn up by mutual Agreement.

         C. Any employee who has been on the payroll one (1) year or more will be entitled to receive three (3) days off with pay in the case of death in his/her immediate family (husband, wife, natural mother, father, brother, sister, children, step-mother, step-father, step-children) upon presentation of evidence of the above.

         D. The COMPANY will grant emergency leave without pay for the death of other relatives, or for attendance of a relative's funeral. The employee must provide proof of attendance upon returning to work. Otherwise, these days will be considered unexcused.

8.02     JURY DUTY

         A. The COMPANY will make up differential in pay at their quarterly average for those employees called for jury duty, to their quarterly average; providing the employee was scheduled for work on that day.

         B.       In no event will overtime be paid because of jury duty.

         C. In order to qualify for jury duty pay the employee must give advance notice of reporting to jury duty and bring in to the COMPANY a signed statement from the Court Clerk showing the amount of time spent on duty and the pay received.

         D. Those reporting for jury duty and who are excused in time to report for their regular work for a minimum of three (3) hours shall do so or forfeit any pay for those hours.

ARTICLE IX                 PAID VACATIONS

9.01 The following vacations shall be granted annually during plant vacation period for the duration of the Agreement to employees who are on the active COMPANY payroll (active employees are defined as employees who worked at least 1000 hours in the previous calendar year and who are not currently Terminated, Retired or on Lay Off status) at the time the vacation is granted:

         A. Employees who have between one (1) and three (3) years of service shall be entitled to one (1) week of vacation.

         B. Employees who have more than three (3) years but less than eight (8) years shall receive two (2) weeks of vacation.

         C.       Employees who have more than eight (8) but less than eighteen
                  (18) years shall receive three (3) weeks of vacation.

         D. Employees who have more than eighteen (18) shall receive the seniority bonus.

         E. Employee hired on or before December 01, 1983 shall receive the seniority bonus after 15 years of service.

         F. All active employees with twenty-five (25) years of service or more, employed as of November 30 of that year, will receive in December pay for a fifth week of vacation.

9.02 The COMPANY retains the right to determine whether vacations will be staggered on the basis of preference by seniority consistent with operational needs during the period January 1 through December 31, or on the basis of plant shutdown. In the event of plant shutdown, the COMPANY has the right to continue operating the Shipping Department as well as manning those functions needed to maintain satisfactory customer service.

9.03

         A. Plant closing for remaining vacation purposes may be determined by the COMPANY at any time during the calendar year.

                  1. In determining crews during a plant closing the COMPANY will ask for qualified volunteers.

                  2. Should there be an inadequate number of volunteers the COMPANY will select its manpower from the least senior qualified employees.

                  3. Those who work during a plant closing may select vacations on a seniority basis.

9.04

         A. Vacation schedules for the coming year will be determined during the preceding November/December.

                  1. Vacations will be staggered throughout the year and selections for specific time will be by job classification and seniority within department, as approved by the COMPANY.

                  2. Employees eligible for vacation will schedule all of their earned vacation by seniority, as indicated in
                           Section 9.01 inclusive. Employees may split their vacation into one (1) week segments.

                  3. Employees shall indicate, in writing, on a form provided by the COMPANY, their preference for vacation during the month of November. Once finalized, the COMPANY will post the approved schedule by December 31.

                  4. Up to five (5) days of vacation may be held and scheduled one day at a time with two weeks notice and approval.

                  5. Due to production needs, the COMPANY shall be able to set certain restrictions on the number of employees allowed off at one time.

9.05 An employee eligible for a seniority bonus may take a fourth week of vacation in lieu of the seniority bonus during the months of December and/or January provided that production requirements so permit as determined by the COMPANY.


9.06

         A. Employees terminated for any reason, laid off, or out of work on a personal leave of absence shall receive prorated vacation based upon number of days worked divided by 260. Employees, employed less than one (1) year are not eligible for pro-ration.

         B. Vacation hours of pay will be established on the basis of the employees' average number of hours worked during the preceding quarter.

                  1. It is understood and agreed that his/her weekly average will not be less than forty (40) hours nor more than forty eight (48) hours times his/her average straight time hourly earnings rate.

                  2. Employees shall receive the shift premium in computing vacation pay.

         C. Vacation pay shall be payable on the Friday preceding the vacation period of the individual.

         D. UNION officers and delegates to UNION conventions shall not suffer any reduction in their average hours worked for purposes of computing vacation pay.

9.07 Employees will not be required to work the Saturday immediately preceding their vacation unless they volunteer to do so.

9.08 If the COMPANY forces early vacation selection, the employee will receive full eligibility even though his/her anniversary date falls later in the year.

9.09 The COMPANY agrees to pay all vacations and holidays at the employee's previous quarter's average rate, even in the event of temporary transfer.

9.10 In the event the COMPANY closes the plant for two (2) consecutive weeks of vacation, those employees who are not eligible for two (2) weeks vacation will be considered for work as part of the skeleton crew. If they do not so work, the COMPANY will not contest their right to file for unemployment.

ARTICLE X        PAID HOLIDAYS

10.01

         A. It is mutually agreed that twelve regular holidays with pay shall be observed annually. All employees working shall receive pay at their respective published average hourly earning rate for eight (8) hours for the following holidays when not worked:

 New Year's Day                       President's Day
 Good Friday                          Day After Easter
 Memorial Day                         Independence Day
 Labor Day                            Thanksgiving Day
 Day After Thanksgiving Day           Day Before Christmas
 Christmas Day                        Day Before New Year's Day


                  * It is agreed that Veterans can take off Veteran's Day without pay. The COMPANY must be notified by September 1, if an employee wants that day off. It is also agreed that an employee each year who worked on November 11, (Veteran's Day) has earned holiday pay for the Day before New Year's Day.

                  Employees who do not have a published rate will be paid the base rate. Employees required to work on the above holidays shall be paid double time in addition to the compensation provided in this Section. Employees will receive the shift premium in computing holiday pay if otherwise eligible.

         B. When a holiday falls on a Saturday, it shall be celebrated on either the preceding Friday, or the following Monday, or some other day as mutually agreed upon by the COMPANY and the UNION.

         C. Any of the above holidays that fall on Sunday shall be observed on Monday, which shall then be considered a holiday under the terms of this Agreement. All holidays prescribed in
                  Article X will be observed in conformance with the Federal
                  Law.

         D. If one or part of the above holidays occurs during a vacation period, the employee shall be compensated in accordance with
                  Article X Section 10.01, in addition to his/her regular vacation pay.

         E. It is agreed that if an employee is absent from his/her regular scheduled work day before and/or following a regular paid holiday, without the COMPANY's permission, he/she shall not receive pay for that holiday. In cases of illness or accident, they must provide a doctor's note. Any doubtful cases are to be settled according to
                  Article II, of this Agreement. It is further agreed that if an employee is laid off within the preceding five working days before a regular paid holiday, he/she shall receive pay for that holiday. In the event of illness or accident causing the employee to be away from work thirty (30) days or more, the employee shall receive pay for those paid holidays which fall within the initial thirty (30) day period, or if there are no paid holidays within the thirty (30) day period, the employee shall receive pay for one (1) paid holiday occurring during illness or accident lasting more than thirty (30) days.

         F. To be eligible for holiday pay employees must have been employed by the COMPANY thirty (30) days.

         G. Except for plant security, continuous shift operations, emergency or maintenance, the COMPANY will not require production employees to work on Saturday when the following Monday is a paid holiday as listed under Section 10.01, Paragraph A.

ARTICLE XI             MILITARY CLAUSE

11.01

         A. Any employee drafted for military service and/or any employee who volunteers for military service shall be reemployed with full seniority rights in accordance with Federal and State laws at the time the employee requests reemployment.

         B. The employee shall have to fulfill all provisions of the law regarding his/her right to qualify under Federal and State laws.

ARTICLE XII           INSURANCE PROGRAM

12.01

         A. The COMPANY agrees to the continuance of the insurance program for the benefit of its employees covered by this Agreement, such insurance to include group life insurance, group accidental death and dismemberment, medical reimbursement benefit, surgical benefit, hospitalization benefits, and dental care.

                  1. Such insurance will be purchased through and administered by the United Furniture Workers Insurance Fund as established by an Agreement and Declaration of Trust in the State of New York and dated May 28, 1944.

                  2. The COMPANY will remit to the Insurance Fund a sum equal to 15% of the gross earnings excluding Zero Waste Bonus effective the first and second years of this contract (4/1/02 - 4/1/04), for all employees covered by this Agreement for the purpose of paying premiums on said insurance. The Employee contribution shall be $55.85 per month for the first year (4/1/02
                           - 4/1/03), and $83.20 per month for the second year (4/1/03 - 4/1/04) of the Agreement. These contributions reflect ten percent (10%) of the total premium for the first year and fourteen percent (14%) of the total premium for the second year.

                           The COMPANY will contribute the equivalent of ninety percent (90%) of the monthly premium cost the first year of the Agreement and eighty-six percent (86%) of the monthly premium cost the second year of the Agreement. In no event will the COMPANY contribution exceed fifteen percent (15%) of gross earnings excluding the Zero Waste Bonus. Should premiums be decreased during the life of this Agreement, the parties will share in such decrease so that the cost sharing formulas remain ninety percent (90%) COMPANY / ten percent (10%) employee the first year of the Agreement, and eighty-six percent (86%) COMPANY / fourteen percent (14%) employee the second year of the Agreement. Employee's contribution will be pre-tax in accordance with
                           Section 125 of the United States Internal Revenue
                           Code.

         B. It is further agreed that premium payments by the COMPANY for its employees shall be made for the purpose and administration of insurance for SIMMONS employees who are members of U.F.W.A., Local 262, and in the event that the contributions are not used for the benefit of said employees, the COMPANY shall withhold any further payments into the designated insurance fund and shall immediately negotiate with the accredited representatives of Local 262 as to the disposition of contributions of the EMPLOYER and the continuance of insurance coverage. Any insurance plan effected shall conform to all applicable State and Federal laws.

         C. If an employee is off work for an industrial injury for a period in excess of one (1) month and no contribution is owed because of a lack of earned hours, the COMPANY will nevertheless make one (1) monthly contribution in his/her behalf based on his/her last working month's earnings.

         D. If an employee is out on layoff over thirty one (31) days, the COMPANY will make one (1) payment to the U.F.W.A. Insurance Program on his/her behalf based on the employee's previous month's earnings.

         E. Employees may purchase life insurance at the rate of sixty-five (.65) per thousand ($1,000) up to a maximum of five thousand ($5,000) for this contract period (4/1/02 to 4/1/04).

ARTICLE XIII               PENSION

13.01

         A. Effective April 1, 2002 the COMPANY shall contribute to the United Furniture Workers Pension Plan A, six percent (6%) of the gross earnings excluding the Zero Waste Bonus of employees covered by this Agreement for this contract period (4/1/02 to 4/1/04) for the purpose of pension benefits. The parties agree, however, that the coverage of a newly employed employee should not begin until the first day of the first calendar month following the expiration of twelve (12) months from the commencement of this employment. In calculating the contribution due for the first twelve (12) months of coverage, his/her total gross earnings for the entire preceding twelve
                  (12) months shall be considered. Thereafter, the employer will make contributions each calendar month.

ARTICLE XIV                MANAGEMENT RIGHTS CLAUSE

14.01

         A. The UNION agrees that the MANAGEMENT of the COMPANY and the direction of the work force shall be in the sole discretion and is the sole responsibility of the COMPANY. It further agrees that all rights, powers, authority, privileges and prerogatives not expressly abridged or modified by the Agreement including, but not limited to, those exercised unilaterally by the COMPANY in the past, are reserved to COMPANY to exercise unilaterally in its sole discretion without regard to any effect upon the working force; however, such rights shall not be exercised arbitrarily or capriciously.

         B. Prominent among management's rights but by no means wholly inclusive are the right to decide: the number, location and relocation of its plants, departments, divisions, or subdivisions; the closing down of a plant, department, division, or subdivision; the right to rearrange, exchange, combine, transfer, assign, or cease any job or service and the movement and interchange of work as a result of such decision; the services to be rendered, the work to be contracted out or purchased; the required machinery and equipment; the methods, reasonable schedules, and quantities of service; and the amount of supervision necessary.

         C. It is further recognized that the management of the Company has the sole responsibility for the selection and direction of the working force, including the right to: hire; lay off; assign; reassign; transfer; for proper cause discipline, suspend, and discharge; combine and eliminate positions; determine the appropriate jobs and the number of employees within a given job and pay level; set shift schedules; set reasonable standards for quantity and quality of work; and make and enforce, after advance notice to the UNION and employees, such reasonable rules and regulations as COMPANY may from time to time deem appropriate to maintain order, safety, or effective operation of its facilities.

         D. Management of COMPANY shall also have the sole right to: determine its suppliers and customers and the prices and terms upon which its materials, equipment, and supplies will be purchased and its products and services will be sold; determine selection, retention, or substitution of any vending service; establish and administer disability criteria consistent with the Americans with Disabilities Act of 1990; and determine need for and administration of physical examinations, mental tests, or other tests for the safety of employees and security of the premises or property of the COMPANY consistent with the Americans with Disabilities Act of 1990.

         E. It is agreed that management maintains and retains all of its above enumerated managerial rights and that they are vested solely and exclusively in the COMPANY unless expressly and specifically contracted away in this Agreement and further that no enumeration of management rights shall not be deemed to exclude any other managerial rights. It is understood COMPANY shall not exercise any rights arbitrarily or capriciously.

         F. This clause is not intended to take away any rights guaranteed in this collective bargaining Agreement.

ARTICLE XV                 NO STRIKE  - -  NO LOCKOUT
----------

15.01 Neither the UNION nor any of the employees in the bargaining unit covered by this Agreement will collectively, concertedly or individually encourage, engage in or participate in, directly or indirectly, any strike, deliberate slowdown, stoppage or other interference with production of work during the term of this Agreement; and the COMPANY during the term of this Agreement will not lockout any of the employees covered by this Agreement.

         A. In the event that there be such an occurrence or occurrences as described in Article XV, Section 15.01, then either the UNION or the COMPANY may invoke the Expedited Grievance Procedure provided in this section as distinguished from the ordinary Grievance -- Arbitration Procedure.

                  1. This procedure may also be invoked by either party in the event an employee is discharged, suspended, disqualified from a job, disciplined for failure to meet production standards, or in the event there is a seniority dispute.

                           a. Such dispute or grievance shall be asserted by notice in writing by registered mail, return receipt requested, or Federal Express, given to the other party.

                           b.       A copy of such notice shall be sent
                                    simultaneously to the person designated as the permanent Arbitrator, or such other person designated as Arbitrator, as hereinbefore set forth.

         B. The COMPANY and the UNION shall attempt to have drawn up and ready for selection a list of mutually acceptable Arbitrators who may be contacted directly for the Expedited Arbitration.

                  1. Should this not have been done, or should no Arbitrator on the list be available, and should the parties within twenty-four (24) hours be unable to agree upon an Arbitrator, they shall immediately contact the local office of the American Arbitration Association to request the first available Arbitrator who can hear the case within forty-eight (48) hours.

         C. In the event of death, disability, or subsequent unavailability of the selected or designated Arbitrator within the time limits prescribed in this provision, the parties shall select another Arbitrator within twenty-four (24) hours, and failing such mutual selection, either party may request that the American Arbitration Association make a designation of an available Arbitrator within forty-eight (48) hours of the request.

         D. The Arbitrator shall hold an arbitration hearing as expeditiously as possible but in no event later than twenty-four (24) hours after receipt of said notice.

                  1. The decision of the Arbitrator shall issue forthwith and in no event later than three (3) hours after the conclusion of the hearing unless the grieving party agrees to waive this time limitation with respect to all or part of the relief requested.

                  2. The Arbitrator's WRITTEN opinion will follow within thirty (30) days.

         E. In those situations involving discipline of employees for other than violation of the No Strike Clause, it is understood that the Arbitrator will hold an arbitration hearing within five (5) working days after receipt of said notice.

                  1. The decision of the Arbitrator shall issue forthwith and in no event later than forty-eight (48) hours after the conclusion of the hearing.

                  2. The Arbitrator's WRITTEN opinion will follow within thirty (30) days.

         F. The arbitration proceedings pursuant heretofore shall be held in Alameda County, California, but not on the COMPANY's premises.

         G. All costs for the hearing and service of the Arbitrator designated herein, or for any other person selected pursuant to the aforementioned procedure shall be borne by the parties jointly.

         H. Each party will bear the expense of its representatives and for the presentation of its own case.

ARTICLE XVI                BULLETIN BOARDS

16.01 The COMPANY grants the UNION the right to place bulletin boards in agreed upon places in the plant for the purpose of posting UNION notices, copies of this Agreement, and other official papers. The UNION must obtain COMPANY approval prior to posting anything on the bulletin boards. The request will be granted unless the material is derogatory or defamatory. All such matters must be posted only upon the authority of officially designated representatives of the UNION.

ARTICLE XVII               SAFETY AND SANITATION

17.01

         A. The COMPANY shall continue to make reasonable provisions for the safety and health of its employees at the plant during the hours of their employment.

         B. Protective devices and other equipment necessary to protect its employees properly from injury shall be provided by the COMPANY.

                  1. Employees shall cooperate with MANAGEMENT in the proper maintenance and use of these provisions and devices.

         C. The COMPANY will maintain safety and sanitation at acceptable health and safety standards in compliance with State and Local requirements.

         D. The COMPANY will carry out disciplinary action in accordance with the Collective Bargaining Agreement, all Federal and State OSHA Guidelines, State of California (SB 198) Guidelines, and Company Safety Rules and Policies.

                  The Employee's safety record, type and nature of violations, plus endangerment of self and others will be major factors in the determination of the corrective action to be taken.

ARTICLE XVIII              LEGAL CONFORMITY

18.01

         A. It is the intention and desire of both the COMPANY and the UNION to conform to all laws of the State and Federal government and orders issued by the President of the United States.

         B. It is intended that such laws or regulations which now exist or may later be enacted or issued shall supersede the requirements of this Agreement while they are in effect, and upon expiration of such laws and regulations, provisions of the Agreement which have been modified shall come into full force and effect.

18.02 It is agreed by the parties that in the employment practices of the COMPANY and in the membership and practices of the UNION, there shall be no discrimination against any person on account of race, creed, color, sex, handicap or national origin.

ARTICLE XIX                MISCELLANEOUS

19.01    SICK DAYS:

         A.       1.       Effective January 1, 1998 employees shall be eligible
                           for one (1) day of pay at $80.00 per day, for lost time, per calendar quarters. Employees cannot receive payment before the quarter begins.

                  2. Any days earned but unused shall be paid to the employee on the last pay period of December of each year.

         B. The COMPANY will sponsor and finance an annual picnic for all employees and families.

         C. The COMPANY and the UNION shall establish a Labor/Management committee of no more than four (4) members each to deal with common issues, ranging from attitudes to productivity improvements. Training will be provided by the Federal Mediation & Conciliation Service and meetings will be held at least monthly. Participation will be on a voluntary basis and either party may withdraw from this process with 30 day notification to the other side.

ARTICLE XX                 TERMINATION, MODIFICATION AND RENEWAL

20.01

         A. This Agreement shall remain in full force and effect until April 1, 2004, and thereafter annually; provided, however, that either party may terminate this Agreement or give notice of a desire to modify any portion thereof on the date of expiration, or at the end of any subsequent yearly period, by notifying the other party in writing to that effect no less than sixty (60) days prior to the date of expiration, or at the end of any subsequent yearly period.

         B. Negotiations upon a new or modified Agreement shall commence not later than twenty (20) days next following the receipt of said written notice of termination or modification.

                  1. Not later than five (5) days after sending such notice the sending party shall present in writing to the other party the proposed new Agreement of modification.

                  2. Ten (10) days after receipt of said proposals the recipient party shall present in writing to the other party its counter or other proposal.

                  3. Neither party shall be prevented from presenting any other proposals during negotiations.

         C. During negotiations this Agreement shall remain in full force and effect.

                  1. The provisions of the new or modified Agreement shall be retroactive to the expiration date of the then current Agreement.

                  2. Either party may terminate said negotiations and Agreement by giving notice in writing to the other party not later than fifteen (15) days before the effective date of said desired termination.

20.02 In the event SIMMONS COMPANY closes the plant and the COMPANY cannot recognize the U.F.W.A., Local #262 as the bargaining agent in the new location, the COMPANY will be willing to sit with the UNION to negotiate severance compensation.

SIGNED THIS _______ DAY OF ____________________, 19_______________.

FOR SIMMONS COMPANY,                         FOR THE UNITED FURNITURE
                                             WORKERS OF AMERICA,
                                             LOCAL 262, AFL-CIO
_____________________________                ___________________________________
Rhonda Rousch                                Ulises Vergara
Senior Vice President, Human Resources       Secretary / Treasurer
                                             IWE CWA Local #262

_____________________________                ___________________________________
                                             Eric Munoz
                                             Chief Steward

_____________________________                ___________________________________
                                             Alex Zaragoza
                                             Assistant Chief Steward

_____________________________                ___________________________________
                                             Joe Colbert
                                             Steward

_____________________________                ___________________________________
                                             Jerry Murphy
                                             Steward

                                             ___________________________________
                                             Rodney Kaeka
                                             Steward


                                             ___________________________________
                                             Eddie Cano
                                             Steward

                                   APPENDIX A
                                   ----------






This agreement is entered into between Simmons Company and the U.F.W.A. Local
262. This agreement continues the position of Production Coordinator. In regards to the positions of Production Coordinator, the parties agree to the following:

         1. The responsibilities of the position shall consist of, but not be limited to, the following items:

                           1.       assigning work

                           2.       organizing of the specific area

                           3.       training of employees

                           4. completing necessary paper and reporting work

                           5.       Other functions as required.

         2.       The Production Coordinator shall not:

                           1.       hire

                           2.       fire

                           3.       implement discipline

                           4.       schedule employees.

         3. Employees assigned the position of production coordinator shall be compensated at the present pay plus negotiated increase.

         4. This position of production coordinator and method payment may be implemented when an employee provides vacation relief for a supervisor.

         5. Selection of production coordinator shall be at the discretion of management, subject to review by the cross-training committee.

         6.       This agreement will become a part of the contract.

                                   APPENDIX A
                                   ----------


         7. This agreement in no way negates our right to change, delete or add classifications as outlined in Section 5.02.

_____________________________________    _______________________________________
Simmons Company            Date          U.F.W.A.                   Date



_____________________________________    _______________________________________
Simmons Company            Date          U.F.W.A.                   Date

                                   APPENDIX B
                                   ----------




                               LETTER OF AGREEMENT
                               -------------------


This letter of agreement is entered into between the U.F.W.A. Local 262 and the Simmons Company. This agreement effects the implementation of Article VI, Standard Allowed Hours (S.A.H.) setting formula, Section 6.03.

The parties agree to the following procedure for disqualifying employees from their position:

         1. All employees productivity shall be reviewed on a weekly basis.

         2. Employees who fail to make 115% of the established base rate shall be given the following corrective measures:

                           A.       First Offense --  Verbal Warning

                           B.       Second Offense -- Written Warning

                           C.       Third Offense --  Final Warning

                           D. Fourth Offense -- Disqualification from their current position.

         3. The progression steps for disqualification will be limited to two warnings at Steps A through C. It is understood that employee cannot go back to the earlier warning level after receiving the second warning at the present level.

         4. Employees who are disqualified from their position shall be granted their rights as contained in Article 6.03.

This agreement is entered into and becomes effective on the 1998 contract date.

_____________________________________     ______________________________________
Simmons Company            Date           U.F.W.A.                   Date


_____________________________________     ______________________________________
Simmons Company            Date           U.F.W.A.                   Date

                                   APPENDIX C
                                   ----------







                                [to be inserted]

                                   APPENDIX D
                                   ----------


                                    03/27/02




In the event the COMPANY determines that there is going to be a change or alteration in the Pay Plus system of pay for employees, the contract shall be reopened solely for the purpose of bargaining with respect to said pay plan.

During such reopener, all other provisions of the contract remain in full force and effect until the expiration date set forth in the contract. The COMPANY will notify the UNION thirty (30) days prior to the reopener.





_____________________________________     ______________________________________
Simmons Company            Date           U.F.W.A.                   Date



_____________________________________     ______________________________________
Simmons Company            Date           U.F.W.A.                   Date



















                                       D-1